SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

June 12, 2018

(Date of Report)

MEDCAREERS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-152444	26-1580812
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

758 E Bethel School Road, Coppell, Texas 75019

(Address of principal executive offices)

Registrant’s telephone number, including area code: (972) 393-5892

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On June 12, 2018, the Board of Directors of MedCareers, Inc. (the “Company”) approved the engagement of GBH CPAs, PC as the Company’s independent registered public accounting firm for the Company’s fiscal year ended January 31, 2018, effective immediately, and on June 18, 2018, dismissed MaloneBailey LLP (“MaloneBailey”), as the Company’s independent registered public accounting firm.

MaloneBailey’s report on the Company’s financial statements for the fiscal years ended January 31, 2017 and 2016 did not contain an adverse opinion or a disclaimer of opinion, nor were such financial statements qualified or modified as to uncertainty, audit scope, or accounting principles except that MaloneBailey expressed in their reports substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended January 31, 2017 and 2016, and through the interim period ended June 18, 2018, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with MaloneBailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

During the fiscal years ended January 31, 2017 and 2016, and through the interim period ended June 18, 2018, there were no “reportable events” (as such term is defined in Item 304 of Regulation S-K) except that MaloneBailey advised the Company of certain deficiencies in the Company’s internal control over financial reporting that constituted material weaknesses as described in Item 9A of the Company’s annual report on Form 10-K.

The Company has provided MaloneBailey with a copy of this Form 8-K and requested that MaloneBailey provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements related to them made by the Company in this report. A copy of MaloneBailey’s letter, dated June 18, 2018, is attached as Exhibit 16.1 to this report.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

16.1	Letter from MaloneBailey LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 18, 2018

MEDCAREERS GROUP, INC.

By: /s/ Timothy Armes

Timothy Armes

Chief Executive Officer